Quarles & Brady LLP	411 East Wisconsin Avenue Milwaukee, WI 53202-4497 Phone: (414) 277-5000 Fax: (414) 271-3552 www.quarles.com	Attorneys at Law in: Phoenix and Tucson, Arizona Naples and Boca Raton, Florida Chicago, Illinois (Quarles & Brady LLC) Milwaukee and Madison, Wisconsin

August 7, 2007

Actuant Corporation

13000 West Silver Spring Drive

Butler, WI 53007

Ladies and Gentlemen:

We are providing this opinion in connection with the Registration Statement of Actuant Corporation, a Wisconsin corporation (the “Company”), on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the proposed offering on a delayed basis pursuant to Rule 415 under the Act of an indeterminate number of shares of the Company’s Class A Common Stock, par value $.20 per share (the “Common Shares”).

We have examined (i) the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, as amended to date; (iii) corporate proceedings of the Company relating to the Registration Statement and the transactions contemplated thereby; and (iv) such other documents and matters of law as we have deemed necessary in order to render this opinion. In giving such opinion, with respect to factual matters, we have relied upon certificates and representations of representatives of the Company and certificates of public officials and government agencies.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the terms of each particular issue of Common Shares offered and the terms of the offering thereof; (iii) all Common Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Common Shares issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) the number of Common Shares to be issued in any offering does not exceed the number of authorized shares available for issue; and (vi) that the Company will remain a corporation validly existing in active status under the laws of the State of Wisconsin.

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Actuant Corporation

August 7, 2007

On the basis of and subject to the foregoing, we advise you that, in our opinion:

1.	The Company is a corporation validly existing under the laws of the State of Wisconsin.
2.

The Company has the authority pursuant to its Restated Articles of Incorporation, as amended, to issue up to 84,000,000 shares of Class A Common Stock. Upon adoption by the Board of Directors of the Company of a resolution with respect to the issuance of Common Shares in form and content as required by applicable Wisconsin law and upon issuance and delivery of and payment for such Common Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such Common Shares will be validly issued, fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six (6) months service in any one case.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Certain Legal Matters” in the Prospectus constituting a part thereof. In giving our consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder nor do we admit that we are "experts" within the meaning of Section 11 of the Act.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP

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